UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 16, 2016, Vapor Corp. (the “Company”) issued a press release announcing that the Series A Warrant Standstill Agreements (the “Amended Standstill Agreements”) have been amended and restated to extend the exercise restriction on the Series A Warrants. Pursuant to the terms of the Amended Standstill Agreements, on any given trading day that a holder (each, a “Holder) of the Series A Warrant wishes to exercise its Series A Warrants, such Holder has agreed that it will not exercise its Series A Warrant into a number of shares of common stock in excess of its pro-rata percentage of, in the aggregate among all Holders, 50% of the daily average composite trading volume of the Company’s common stock for the three-trading day period immediately prior to exercise. If a Holder does not exercise its pro-rata portion of its Series A Warrants on a given trading day, the unexercised amounts will not roll over and cumulate with subsequent trading days. More than 85% of the Series A Warrants are subject to the Amended Standstill Agreement. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

On March 15, 2016, the Company issued a press release announcing that it will begin trading on the OTCQB Market at the opening of the markets on March 16, 2016 under its existing symbol, VPCOD. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 16, 2016 regarding the Amended and Restated Series A Warrant Standstill Agreement
99.2	Press release dated March 15, 2016 regarding the commencement of trading on the OTCQB Market

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: March 15, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 16, 2016 regarding the Amended and Restated Series A Warrant Standstill Agreement
99.2	Press release dated March 15, 2016 regarding the commencement of trading on the OTCQB Market